UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013 (August 14, 2013)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169152	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Ave

Suite 1526

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212.634.6410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 14, 2013, Staffing 360 Solutions, Inc. (the “Company” or “we”) executed a definitive Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, NewCSI, Inc., a Delaware corporation (“NCSI”), and the shareholders of NCSI (the “NCSI Shareholders”). Pursuant to the Purchase Agreement, the Company will acquire from NCSI (the “Acquisition”) 100% of the issued and outstanding stock of Control Solutions International, Inc., a Florida corporation (“CSI”). Closing will be held within forty five (45) days from the date on which RBSM, LLP, the auditor of NCSI and its wholly-owned subsidiary Canada Control Solutions International, Inc., a British Columbia company (“CCSI”), completes its audit of certain financial statements of NCSI and CCSI in accordance with the Purchase Agreement.

The aggregate consideration to be paid by the Company to the NCSI Shareholders for the Acquisition will be $409,000 plus (i) the Eligible Accounts Payment, as defined in Section 2.6 of the Purchase Agreement (the “Eligible Accounts Payment”) and (ii) an amount equal to the prepaid expenses and prepaid rent of the Company as of the Closing Date (the “Prepaid Expenses Payment” and together with the $409,000 and the Eligible Accounts Payment, the “Purchase Price”), payable as follows:

(i)             Cash Portion of the Purchase Price at Closing. At the Closing, the Company will make cash payments to the NCSI Shareholders in an aggregate of $205,000 plus (i) the Eligible Accounts and (ii) the Prepaid Expenses Payment.

(ii)            Purchaser Shares. At the Closing, the Company will pay the remaining $204,000 of the Purchase Price by issuing to the NCSI Shareholders 136,000 restricted shares of the Company’s common stock, par value $0.0001 per share (the “Purchaser Shares”) at a price of $1.50 per share.

In addition to the Purchase Price, the Company will pay to the Shareholders performance based compensation in an amount in cash equal to 20% of the amount of NCSI’s and CCSI’s consolidated gross profit from the Closing Date through the end of the sixteenth (16th) quarter following the Closing Date (the “Earn Out Period”) not to exceed a total of $2,100,000.

As a result of the Acquisition, NCSI will become a wholly-owned subsidiary of the Company. The description of the Purchase Agreement is qualified in its entirety by reference to the complete text of the Purchase Agreement, which was attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On August 19, 2013, the Company issued a press release announcing the execution of the Agreement with NCSI, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among the Company, NCSI and NCSI Shareholders, dated as of August 14, 2013

99.1	Press Release dated August 19, 2013.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2013

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Alfonso J. Cervantes
Alfonso J. Cervantes President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among the Company, NCSI and NCSI Shareholders, dated as of August 14, 2013

99.1	Press Release dated August 19, 2013.